EXHIBIT 21
LIST OF REGISTRANT’S SUBSIDIARIES AND AFFILIATES

Subsidiary	Jurisdiction
Advanced Component Systems LLC	Michigan
Aljoma Holding Company, LLC	Michigan
Aljoma Lumber, Inc.	Florida
Atlantic Building Professionals, LLC	Michigan
D & L Framing, LLC (100% owned) [1]	Nevada
D&R Framing Contractors, L.L.C. (50% owned) [1]	Michigan
Euro-Pacific Building Materials, Inc.	Oregon
Euro-Pacific International Corp	Oregon
Gulf Coast Components, LLC (50% owned) [1]	Michigan
Indianapolis Real Estate LLC	Michigan
Maine Ornamental, LLC	Michigan
Midwest Framing, LLC	Michigan
Pinelli Universal TKT, S. de R.L. de C.V. (50% owned) [1]	Mexico
Pinelli Universal, S. de R.L. de C.V. (50% owned) [1]	Mexico
Shawnlee Construction LLC (85% owned)	Michigan
Shepardville Construction, LLC (85% owned)	Michigan
Texas Framing, LLC	Michigan
Titan Foundations, LLC	Michigan
TKT Real Estate, S. de R.L. de C.V. (50% owned) [1]	Mexico
Treating Services of Minnesota, LLC	Michigan
Tresstar, LLC	Michigan
U.F.P Mexico Holdings, S. de R.L. de C.V.	Mexico
UFP Building Supply, LLC	Michigan
UFP Framing LLC	Michigan
UFP Framing of Florida, LLC	Michigan
UFP Insurance Ltd.	Bermuda
UFP New England Building Supply, LLC	Michigan
UFP Real Estate, Inc.	Michigan
UFP Thorndale Partnership (70% owned)	Canada
UFP Transportation, Inc.	Michigan
UFP Ventures II, Inc.	Michigan
UFP Ventures, Inc.	Michigan
United Lumber & Reman, LLC (50% owned) [1]	Michigan
Universal Consumer Products, Inc.	Michigan
Universal Forest Products Eastern Division, Inc.	Michigan
Universal Forest Products Eastern Purchasing, Inc.	Michigan
Universal Forest Products Holding Company, Inc.	Michigan
Universal Forest Products of Canada, Inc.	Canada
Universal Forest Products of Modesto L.L.C.	Michigan
Universal Forest Products Texas LLC	Michigan
Universal Forest Products Reclamation Center, Inc.	Michigan
Universal Forest Products RMS, LLC	Michigan
Universal Forest Products Western Division, Inc.	Michigan
Universal Forest Products Western Purchasing, LLC	Michigan
Universal Truss, Inc.	Michigan
Western Building Professionals of California II Limited Partnership	Michigan
Western Building Professionals of California, Inc.	Michigan
Western Building Professionals, LLC	Michigan

[1]	Do not meet the definition of a subsidiary